PROMISSORY NOTE


Original Face Amount: $__________
Maker: EMPYREAN DIAGNOSTICS, LTD., a Wyoming corporation
Dated as of:   February 26, 1999


                  1. PROMISE TO PAY. FOR VALUE RECEIVED, EMPYREAN DIAGNOSTICS, LTD., a Wyoming corporation ("Maker"), promises to pay to ___________ ("Payee"), or order, the principal sum of _______________ Dollars ($___________) with interest from the date hereof based on a 360-day year payable as follows:

                  1.1 INTEREST RATE. Interest on the unpaid principal balance outstanding from time to time shall accrue at an annual rate equal to ten percent (10%).

                  1.2 INTEREST PAYMENTS. Interest shall be paid in monthly installments on the 15th day of each calendar month commencing March 15, 1999.

                  1.3 MATURITY. The entire unpaid principal balance, all accrued and unpaid interest, and any other amounts payable hereunder, shall be repaid in full on August 15, 1999 ("MATURITY DATE") unless the Maturity Date is extended as described in section 1.4 below.

                  1.4 EXTENSION OF MATURITY. Maker and Payee may extend the Maturity Date upon mutual agreement at any time.

                  2. PREPAYMENTS. Maker may prepay the principal balance due under this Note, in whole or in part, without penalty or premium.

                  3. PLACE AND MEANS OF PAYMENTS. All principal and interest due hereunder is payable in U.S. Dollars in immediately available funds at Payee's office located at __________________________ (or at such other office as may be designated from time to time by the Payee).

                  4. DEFAULT.

         Maker will be in default under this Note upon failure to make payment of any of the principal hereof or any interest thereon when due, which failure to pay has not been cured within ten (10) days, (an "Event of Default"). Upon an Event of Default, this Note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Maker or any other person obligated hereon.

                  5. SECURITY INTEREST. For the purpose of securing payment and performance under this Note, the Maker hereby grants to the Payee a security interest in all of Maker's inventory and accounts (and all proceeds thereof). Payee will release such security interest upon the payment in full of principal and interest due under this Note.
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                  6. WAIVERS.  Maker, for itself and its legal  representatives, successors, and assigns, expressly waives presentment, demand, protest, notice, and all other requirements of any kind, in connection with the enforcement or collection of this Note.

                  7. ACCELERATION AND WAIVER. IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SPECIFIED IN SECTION 4, THE UNPAID PRINCIPAL BALANCE OF AND ANY ACCRUED AND UNPAID INTEREST UNDER THIS NOTE MAY, BY NOTICE IN WRITING TO MAKER, BE DECLARED TO BE IMMEDIATELY DUE AND PAYABLE WITHOUT PRESENTMENT, DEMAND, PROTEST, NOTICE, OR OTHER REQUIREMENTS OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY MAKER.

                  8. ATTORNEYS' FEES. In the event it should become necessary to employ counsel to collect or enforce this Note, and upon the occurrence of an Event of Default, Maker agrees to pay the reasonable attorneys' fees and costs (including those of in-house counsel) of the holder hereof, irrespective of whether suit is brought.

                  9. AMENDMENTS. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by Maker and the holder hereof.

                  10. HEADINGS. Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose, and shall not affect the construction of this Note.

                  11. GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ARIZONA; AND THE VALIDITY OF THIS NOTE AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

                  12. WAIVER OF TRIAL BY JURY. MAKER AND PAYEE TO THE EXTENT EACH MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF MAKER OR PAYEE WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, MAKER AND PAYEE HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Dated as of February 26, 1999.

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                                        EMPYREAN DIAGNOSTICS, LTD.
                                        a Wyoming corporation



                                        By: /s/ Stephen Hayter
                                            ------------------------------------
                                            Name: Stephen Hayter
                                            Title: Chief Executive Officer

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